UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report: December 18, 2008

a21, Inc.

(Exact name of registrant as specified in its charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-51285 (Commission File Number)	74-2896910 (I.R.S. Employer Identification No.)
7660 Centurion Parkway, Jacksonville, Florida (Address of Principal Executive Offices)		32256 (Zip Code)

Registrant’s telephone number, including areas code:  (904) 565-0066

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

On December 18, 2008, the United States Bankruptcy Court for the Middle District of Florida, Jacksonville Division, set the deadlines for bids and the date of the auction of the U.S. assets of SuperStock, Inc. (hereafter “SuperStock”), the stock of SuperStock’s UK subsidiary, and the assets of ArtSelect, Inc.  a21, Inc. and its U.S. subsidiaries are currently being operated under the supervision of the bankruptcy court consistent with their December 4, 2008, voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code.

The bankruptcy court has set Monday, January 12, 2009, as the last date to submit initial bids consistent with the instructions for bidders previously issued by the court.  The bankruptcy court has also set Friday, January 16, 2009, at 9:00 a.m. EDT as the date of the auction of the aforementioned assets by interested bidders that meet the January 12, 2009 deadline.

The Company has established an internet website, http://www.a21group.com/bank.html, to provide information regarding the bankruptcy case, including copies of major pleadings and information for potential purchasers regarding the assets of ArtSelect, Inc. and the assets of SuperStock, Inc., the bidding rules, and the auction process.

Item 9.01 Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits:

99.1 Press release, dated December 22, 2008, of a21, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

a21, INC. By:	/s/ R. LADUANE CLIFTON
R. LaDuane Clifton Chief Financial Officer

Dated: December 22, 2008

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated December 22, 2008